FOR  IMMEDIATE  RELEASE


                    CONCURRENT COMPUTER CORPORATION ANNOUNCES
                SECOND QUARTER FISCAL YEAR 2007 FINANCIAL RESULTS

                                Strong VOD Growth


ATLANTA, GEORGIA, JANUARY 26, 2007 - Concurrent (Nasdaq: CCUR), a worldwide leader of on-demand technology and real-time computing technology, today announced its results for the second quarter of its fiscal year ended June 30, 2007.

Company-wide revenue aggregated $17.1 million compared to $14.8 million in the first quarter of fiscal 2007, an increase of 15.9%. Revenue from Concurrent's on-demand product line totaled $10.9 million for the second quarter of fiscal 2007 compared to $8.0 million in the first quarter of fiscal 2007, an increase of 36.6%. Revenue from the company's real-time product line totaled $6.2 million for the second quarter of fiscal 2007 compared to $6.8 million in the first quarter of fiscal 2007, a decrease of 8.6%.

The net loss for the second quarter of fiscal 2007 was $3.5 million, or a loss of $0.05 per fully diluted share, compared to a net loss of $4.9 million, or a loss of $0.07 per fully diluted share, in the first quarter of fiscal 2007. Consolidated gross margins for the second quarter of fiscal 2007 were 43% compared to 47% in the first quarter of fiscal 2007. The reduced gross margins were the result of multiple factors including lower sales of high margin items by the real-time business and pricing pressure on the MediaHawk 4000 products in anticipation of wide release of the new MediaHawk 4500. The Company used $2.0 million during the quarter, ending the quarter with a cash balance of $8.3 million.

"Given the fact that we are at the beginning of two new product cycles, I am pleased with these results and progress on our plan for the year," stated Gary Trimm, Concurrent president and chief executive officer. "We have continued to drive down operating expenses which were $10.7 million in the quarter, a decrease of a million dollars from the first quarter, while delivering what I believe to be the best, most robust and fault tolerant video server available in the market. Additionally, although the top-line does not reflect any Novell sales of SUSE Linux Enterprise Real Time, we continue to make progress with trial deployments while enhancing the product with new features needed by our enterprise and financial


For More Information Contact:
-----------------------------
Concurrent - Kirk Somers - Investor Relations & General Counsel - (678) 258-4000 customers. In addition, we believe our Everstream products have captured a substantial majority share of the data analytics space for VOD with great possibilities for growth, as broadband providers seek to capitalize on the potential for targeted advertisement and audience measurement. We have continued our evolution to a software company providing best of breed products while effectively managing costs and redistributing assets to meet customer demands. We believe we are on-track with our products and our internal structure and continue to believe we are executing on our business plan to achieve profitability."

Concurrent Computer Corporation will hold a conference call to discuss these results on Friday, January 26, 2007 at 10:00 a.m. E.D.T., which will be broadcast live over the Internet on the company's web page at www.ccur.com,
                                                                   ------------
Investor  Relations  page.


ABOUT CONCURRENT
Concurrent (NASDAQ: CCUR) is a leading provider of high-performance, real-time Linux software and solutions for commercial and government markets. For 40 years Concurrent's best-of-breed products have enabled a range of time-critical solutions including: modeling and simulation, high speed data acquisition, visual imaging, low latency transaction processing and on-demand television. Concurrent's on-demand television applications are utilized by major service providers in the cable and IPTV industries to deliver video-on-demand (VOD) and, through subsidiary company Everstream, provide performance measurement systems for interactive media. Concurrent is a global company with regional offices in North America, Europe, Asia and Australia, and has products actively deployed in more than 24 countries. Concurrent's products and services are recognized for being uniquely flexible, comprehensive, robust and reliable. For more information, please visit www.ccur.com.
                             ------------

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. Examples of forward looking statements in this press release include, without limitation, our expectation with regard to our software only sales of our real-time operating system products, our partnership with Novell, the potential for Everstream products and our outlook for the release of our Media Hawk 4500 software platform. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.


For More Information Contact:
-----------------------------
Concurrent - Kirk Somers - Investor Relations & General Counsel - (678) 258-4000

The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: our ability to keep our customers satisfied; delays or cancellations of customer orders; changes in product demand; economic conditions; our ability to satisfy the financial covenants in the credit agreement; various inventory risks due to changes in market conditions; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products; rapid technology changes; system errors or failures; reliance on a limited number of suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the impact of competition on the pricing of VOD products; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new on-demand and real-time products; the availability of Linux software in light of issues raised by SCO Group; capital spending patterns by a limited customer base; privacy issues regarding data collection; the success of our relationship with Alcatel and Novell; and the availability of debt or equity financing to support our liquidity needs if cash flow does not improve.

Other important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission on Sept. 1, 2006 and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K under the heading "Risk Factors" are specifically incorporated by reference in this press release. Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation, its logo and Everstream and it's logo are registered trademarks of Concurrent Computer Corporation. All other Concurrent product names are trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners. Linux(R) is used pursuant to a sublicense from the Linux Mark Institute.

# # #

Note to Editors: For additional company or product information from Concurrent, please contact Concurrent, 4375 River Green Parkway, Suite 100, Duluth, GA
30096. Call toll free in the U.S. and Canada at (877) 978-7363, fax (678) 258-4199. Readers can also access information through the company's Web site at www.ccur.com.


For More Information Contact:
-----------------------------
Concurrent - Kirk Somers - Investor Relations & General Counsel - (678) 258-4000

                             CONCURRENT COMPUTER CORPORATION
                          CONDENSED CONSOLIDATED BALANCE SHEETS
                                      (IN THOUSANDS)


                                                 DECEMBER 31    SEPTEMBER 30    JUNE 30,
                                                    2006            2006          2006
                                                 (UNAUDITED)    (UNAUDITED)
                                                -------------  --------------  ----------
ASSETS
  Cash and cash equivalents                     $      8,335   $      10,342   $  14,423
  Trade accounts receivable, net                      14,439          14,360      15,111
  Inventories, net                                     5,617           6,146       6,164
  Prepaid expenses and other current assets            1,857           2,075       1,578
                                                -------------  --------------  ----------
    Total current assets                              30,248          32,923      37,276

  Property, plant and equipment, net                   5,320           5,533       6,015
  Intangible assets, net                               8,243           8,514       8,787
  Goodwill                                            15,560          15,560      15,560
  Other long-term assets, net                            921             974       1,120
                                                -------------  --------------  ----------

Total assets                                    $     60,292   $      63,504   $  68,758
                                                =============  ==============  ==========

LIABILITIES
  Accounts payable and accrued expenses         $     11,787   $      11,601   $  11,581
  Revolving bank line of credit                        1,077               -           -
  Notes payable to bank, current portion                   -           1,055       1,034
  Short term note payable                                281             487           -
  Deferred revenue                                     6,700           6,701       7,277
                                                -------------  --------------  ----------
    Total current liabilities                         19,845          19,844      19,892

  Long-term deferred revenue                           1,115           1,393       1,602
  Notes payable to bank, less current portion              -             278         549
  Other long-term liabilities                          3,086           2,933       2,941

STOCKHOLDERS' EQUITY
  Common stock                                           717             716         716
  Additional paid-in capital                         190,193         189,588     189,409
  Retained earnings (deficit)                       (154,183)       (150,652)   (145,800)
  Treasury stock                                         (30)             (6)        (13)
  Accumulated other comprehensive loss                  (451)           (590)       (538)
                                                -------------  --------------  ----------
    Total stockholders' equity                        36,246          39,056      43,774
                                                -------------  --------------  ----------

Total liabilities and stockholders' equity      $     60,292   $      63,504   $  68,758
                                                =============  ==============  ==========

                                       CONCURRENT COMPUTER CORPORATION
                               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                    (IN THOUSANDS EXCEPT PER SHARE DATA)

                                              THREE MONTHS ENDED DECEMBER 31,  SIX MONTHS ENDED DECEMBER 31,
                                              ------------------------------  ------------------------------
                                                   2006            2005            2006            2005
                                                (Unaudited)     (Unaudited)     (Unaudited)     (Unaudited)
                                              --------------  --------------  --------------  --------------
Revenues:
  Product                                     $      11,685   $      12,750   $      21,017   $      23,693
  Service                                             5,449           6,106          10,898          11,370
                                              --------------  --------------  --------------  --------------
    Total revenues                                   17,134          18,856          31,915          35,063

Cost of sales:
  Product                                             6,998           6,084          12,186          11,452
  Service                                             2,721           2,855           5,360           5,600
                                              --------------  --------------  --------------  --------------
    Total cost of sales                               9,719           8,939          17,546          17,052
                                              --------------  --------------  --------------  --------------

Gross margin                                          7,415           9,917          14,369          18,011

Operating expenses:
  Sales and marketing                                 4,133           4,234           8,446           8,362
  Research and development                            4,107           4,900           8,759           9,238
  General and administrative                          2,502           2,379           5,245           4,902
                                              --------------  --------------  --------------  --------------
    Total operating expenses                         10,742          11,513          22,450          22,502
                                              --------------  --------------  --------------  --------------

Operating loss                                       (3,327)         (1,596)         (8,081)         (4,491)

Other income (expense)                                 (271)             18            (151)            777
                                              --------------  --------------  --------------  --------------
Loss before income taxes                             (3,598)         (1,578)         (8,232)         (3,714)

Provision (benefit) for income taxes                    (67)             26             151              73
                                              --------------  --------------  --------------  --------------

Net loss                                      $      (3,531)  $      (1,604)  $      (8,383)  $      (3,787)
                                              ==============  ===============  =============  ==============

Basic net loss per share                      $       (0.05)  $       (0.02)  $       (0.12)  $       (0.06)
                                              ==============  ===============  =============  ==============

Diluted net loss per share                    $       (0.05)  $       (0.02)  $       (0.12)  $       (0.06)
                                              ==============  ===============  =============  ==============

Basic weighted average shares outstanding            71,600          70,385          71,567          66,578
                                              ==============  ===============  =============  ==============

Diluted weighted average shares outstanding          71,600          70,385          71,567          66,578
                                              ==============  ===============  =============  ==============